UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 7, 2018
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, effective on January 1, 2018, Steven M. Gaven became the Chief Financial Officer of Boston Private Financial Holdings, Inc. (the “Company”) and Executive Vice President of both the Company and Boston Private Bank & Trust Company, a wholly-owned subsidiary of the company (the “Bank”).  On February 7, 2018, the Compensation, Governance and Executive Committee of the Board of Directors of the Company approved the following amendments to the terms of Mr. Gaven’s employment with the Company, effective as of January 1, 2018:

•	His annual base salary was increased to $300,000.

•	His short term incentive bonus for fiscal year 2018 is targeted at 75% of his annual base salary.

•	His long term incentive award for fiscal year 2018 is targeted at 75% of his annual base salary.

•
He will receive a maximum annual flexible benefit amount to be used for financial products and services, including life insurance, financial planning, long-term care insurance and other health and wellness benefits, of up to $20,000.

•	He will be eligible for an annual physical examination at the Company’ s expense.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ STEVEN M. GAVEN
	Name:	Steven M. Gaven
	Title:	Executive Vice President, Chief Financial Officer
Date: February 9, 2018